UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

RETAILMENOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36005	26-0159761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

301 Congress Avenue, Suite 700

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 777-2970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Facility

On December 11, 2013, Company and certain of its subsidiaries entered into a First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement (the “Amendment”) with Comerica Bank, as agent, and certain other lenders named in the Amendment. The Amendment amended the Company’s Amended and Restated Revolving Credit and Term Loan Agreement dated July 1, 2013 (the “Original Agreement”) to provide that proceeds to the Company resulting from the sale of its Series 1 common stock in any follow-on public offering shall not be required to be used for prepayment of amounts outstanding under the Original Agreement, provided that any such offering closes on or before June 30, 2014. Additionally, the Amendment increases the maximum amount of capital expenditures the Company is permitted to make pursuant to the terms of the Original Agreement.

The Amendment is filed as Exhibit 1.1 to this current report on Form 8-K and is incorporated herein by reference. The description of the Amendment in this report is a summary and is qualified in its entirety by the terms of the Amendment.

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 11, 2013, RetailMeNot, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC as representatives of the several underwriters named in Schedule II attached thereto (the “Underwriters”) and the selling stockholders named in Schedule I attached thereto (the “Selling Stockholders”), relating to an underwritten public offering (the “Offering”) of 6,267,137 shares of the Company’s Series 1 common stock, par value $0.001 per share (the “Shares”), of which 2,000,000 shares are being sold by the Company and 4,267,137 shares are being sold by the Selling Stockholders. The offering price to the public is $26.00 per share and the Underwriters have agreed to purchase the Shares from the Company and the Selling Stockholders pursuant to the Underwriting Agreement at a price of $24.83 per share. Under the terms of the Underwriting Agreement, the Selling Stockholders granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 940,070 shares of Series 1 common stock.

The Shares and any additional shares of Series 1 common stock purchased by the Underwriters under their option will be issued pursuant to a registration statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on December 11, 2013 (File No. 333-192632), which was declared effective by the SEC on December 11, 2013, and a related prospectus filed with the SEC on December 12, 2013. The closing of the Offering and the delivery of the Shares are expected to take place on December 17, 2013, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement is filed as Exhibit 1.2 to this current report on Form 8-K and is incorporated herein by reference. The description of the Underwriting Agreement in this report is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.

Item 8.01 Other Events.

On December 11, 2013, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated December 11, 2013.

1.2	Underwriting Agreement dated December 11, 2013 by and among Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC as representatives of the several underwriters named in Schedule II attached thereto, and the Selling Stockholders.

99.1	Press release dated December 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAILMENOT, INC.

Date: December 13, 2013	/s/ Louis J. Agnese, III
Louis J. Agnese, III
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated December 11, 2013.

1.2	Underwriting Agreement dated December 11, 2013 by and among Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC as representatives of the several underwriters named in Schedule II attached thereto, and the Selling Stockholders.

99.1	Press release dated December 11, 2013.